UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 29, 2008

                             CONCORD VENTURES, INC.
                                  ------------
             (Exact name of registrant as specified in its charter)


                                    COLORADO
                                    --------
                 (State or other jurisdiction of incorporation)



        000-27055                                            84-1472763
---------------------------                                 -------------
(Commission File Number)                                   (I.R.S. Employer
                                                           Identification No.)

           2460 West 26th Avenue, Suite 380-C, Denver, Colorado 80211
          -------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

         Registrant's telephone number, including area code: (303) 380 8280



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

                          SECTION 8 - OTHER INFORMATION


ITEM 8.01 OTHER INFORMATION

On April 28, 2008, the Company held its annual shareholders' meeting. There were sufficient shares represented for a quorum. Also, there were sufficient votes to pass all of the proposals presented at the meeting. The proxies were tallied through May 2, 2008. The breakdown of the voting on each proposal is as follows.


                                                For             Against        Withhold

Proposal 1: To elect three directors            1,673,753             0         146,300 (Cutler)
(David J. Cutler, Wesley F. Whiting,            1,807,553             0          12,500 (Whiting)
and Redgie Green) to hold office until          1,795,053             0          12,500 (Green)
representative successors have been
elected.

Proposal 2: To consider and act upon a          1,820,053             0               0
proposal to authorize the Company to
reincorporate in the state of Delaware.

Proposal 3: To authorize a reverse              1,581,090       146,652          92,311
split of the common stock issued and
outstanding on a one new for three
old shares basis.

Proposal 4: To authorize a change in            1,819,921            12             120
the name of the Company to a new name
to be chosen in the discretion of the
Board of Directors.

Proposal 5: To ratify the appointment           1,807,553             0          12,500
of auditors, Larry O'Donnell, CPA, PC.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     CONCORD VENTURES, INC.
                                      --------------------
                                          (Registrant)

                                      Dated: May 3, 2008



                                   /s/ David J. Cutler
                                   ---------------------------
                                   David J. Cutler, President